UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2025

SYLVAMO CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-40718

Delaware	86-2596371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6077 Primacy Parkway, Memphis, Tennessee	38119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 519-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	SLVM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2025, in order to terminate the “Cooperation Period” under the Cooperation Agreement, dated February 14, 2023 (the “Cooperation Agreement”), by and among Sylvamo Corporation (“Sylvamo”) and Atlas FRM LLC and certain of its affiliates (collectively, the “Atlas Group”), the Atlas Group: (i) delivered to Karl Meyers and Mark Wilde, each then-current directors of Sylvamo, a notice designating in writing that Mr. Meyers and Mr. Wilde resign from the Board of Directors (the “Board”) of Sylvamo (each such notice, a “Director Resignation Notice”) and notified Sylvamo in writing that such Director Resignation Notices were delivered and (ii) delivered notice to Sylvamo in writing that the Atlas Group waived its rights under Section 1(c)(i) of the Cooperation Agreement to recommend a substitute person to replace either Mr. Meyers or Mr. Wilde as directors of Sylvamo.

Effective upon delivery of each Director Resignation Notice on November 5, 2025, Mr. Meyers and Mr. Wilde resigned from the Board pursuant to clause (iv) of the respective irrevocable letter of resignation executed and delivered in connection with their initial appointment to the Board pursuant to the Cooperation Agreement.

Pursuant to the Cooperation Agreement, with the delivery of the Director Resignation Notices and the aforementioned waiver by the Atlas Group on November 5, 2025, the Cooperation Period will terminate on the fifth business day after such delivery date, or on November 13, 2025.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2025	Sylvamo Corporation

	By:	/s/ Matthew Barron
	Name:	Matthew Barron
	Title:	Senior Vice President and Chief Administrative and Legal Officer